SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential,  For  Use  of the  Commission  Only  (as  permitted  by  Rule
      14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               JSB Financial, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11

1)    Title of each class of securities to which transactions applies:  ........
2)    Aggregate number of securities to which transaction applies:  ............
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  ....................
4)    Proposed maximum aggregate value of transaction:  ........................
5)    Total fee paid:  .........................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:  ........................................
         2)    Form, Schedule or Registration Statement No.:  ..................
         3)    Filing Party:  ..................................................
         4)    Date Filed:  ....................................................

                            JSB Financial, Inc. Logo




                                303 Merrick Road
                            Lynbrook, New York 11563
                                 (516) 887-7000


                                                                  March 27, 1998


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of JSB Financial, Inc. (the "Company"), the holding company for Jamaica Savings Bank FSB, which will be held on May 12, 1998 at 10:00 a.m., at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553. (For directions see inside back cover.)

         The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of JSB Financial, Inc. as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have.

         There are three matters to be considered at the Annual Meeting. The Board of Directors of JSB Financial, Inc. has determined that each of these matters to be considered at the Annual Meeting is in the best interests of the Company and our stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each of these items.

         YOUR VOTE IS IMPORTANT. You are urged to vote by one of the following methods: (i) signing, dating and promptly returning the enclosed proxy in the postage-paid envelope provided, or (ii) by using a toll-free telephone number as described on the enclosed proxy card. If you attend the Annual Meeting, you may vote in person even if you have already mailed in your proxy card or used the telephone voting system.

         On behalf of the Board of Directors and our employees, I wish to thank you for your continued support. We appreciate your interest.

                                        Sincerely yours,

                                        PARK T. ADIKES
                                         Chairman of the Board
                                         and Chief Executive Officer

                               JSB FINANCIAL, INC.
                                303 Merrick Road
                            Lynbrook, New York 11563
                                 (516) 887-7000
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 12, 1998
                              --------------------

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of JSB Financial, Inc. ("JSB Financial" or the "Company") will be held at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553, on May 12, 1998, at 10:00 a.m.

        The Annual Meeting is for the purpose of considering and voting upon the following matters:

         1.   Election of four Directors for terms of three years each;

         2. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1998;

         3. The approval of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock from 30,000,000 shares to 65,000,000 shares; and

         4. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

        Pursuant to the Bylaws of the Company, the Board of Directors has fixed March 16, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at Jamaica Savings Bank FSB, 303 Merrick Road, Lynbrook, New York, for a period of ten days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting.

                                     By Order of the Board of Directors

                                     JOANNE CORRIGAN
                                     Secretary



Lynbrook, New York
March 27, 1998

                               JSB FINANCIAL, INC.
                                303 Merrick Road
                            Lynbrook, New York 11563
                                 (516) 887-7000
                                  -------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 12, 1998
                                  ------------

Solicitation and Voting of Proxy

        This  Proxy  Statement   ("Proxy   Statement")  is  being  furnished  to
stockholders of JSB Financial, Inc. ("JSB Financial" or the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553, on May 12, 1998, at 10:00 a.m., and at any adjournments thereof. The 1997 Annual Report to Stockholders, including the financial statements for the year ended December 31, 1997, accompanies this Proxy Statement.

        This Proxy Statement and the accompanying proxy card are initially being mailed to stockholders on or about March 27, 1998.

        Regardless of the number of shares of common stock of JSB Financial (the "Common Stock") owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by one of the following methods: (i) signing, dating and promptly returning the enclosed proxy in the postage-paid envelope provided or (ii) by using a toll-free telephone number as described on the enclosed proxy card. Stockholders are urged to indicate their vote in the spaces provided on the proxy card or by voting by telephone. Proxies solicited by the Board of Directors of JSB Financial will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the election of each of the nominees for Director named in this Proxy Statement, "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1998 and "FOR" the approval of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock.

        The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy or voting by telephone, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

        Stockholders of record can vote their shares by calling the toll-free number on the proxy card or by mailing their signed proxy card. The automated telephone voting system is designed to authenticate Stockholders by use of a personal identification number. The procedure allows Stockholders to vote their shares and to confirm that their instructions have been properly recorded.

        A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

        The cost of solicitation of proxies in the form enclosed herewith will be borne by JSB Financial. Proxies may be solicited personally or by telephone or telegraph by Directors, officers and employees of the Company or Jamaica Savings Bank FSB (the "Bank"), without additional compensation therefor. JSB Financial will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so. In addition to the solicitation of proxies by mail, two companies have been retained to assist the Company in soliciting proxies for the Annual Meeting: (i) Morrow & Co., Inc., a proxy solicitation firm, will be paid a fee estimated to be $4,000, plus out-of-pocket expenses and (ii) ChaseMellon Shareholder Services, the Company's transfer agent, will be paid a fee of $750 for using the automated telephone voting system, plus out of pocket expenses.

Voting Securities

        The securities which may be voted at the Annual Meeting consist of shares of the Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on March 16, 1998 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was _,___,___ shares.

        Record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to vote any shares held in excess of the Limit, as determined in accordance with the Company's Certificate of Incorporation. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock, entitled to vote (after subtracting any shares held in excess of the Limit pursuant to the provisions of Article Fourth of the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

        As to Proposal 1, the election of Directors, a stockholder may: (i) vote "FOR" the election of the nominees proposed by the Board; or (ii) "VOTE WITHHELD" for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies marked "VOTE WITHHELD".

        As to Proposal 2, the ratification of independent auditors and concerning all other matters that may properly come before the Annual Meeting, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all matters, other than the election of Directors, shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN".

        As to  Proposal  3,  the  approval  of an  amendment  to  the  Company's
Certificate of Incorporation increasing the number of authorized shares of Common Stock, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Under Delaware law, an affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to constitute stockholder approval of this proposal. As a result, both broker non-votes and proxies marked "ABSTAIN" are equivalent to a vote "AGAINST" the proposed amendment to the Company's Certificate of Incorporation.

        Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election, designated by the Board of Directors, who will not be employees or Directors of the Company or any of its affiliates. After the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

        The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on March 4, 1998. Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"). Other than listed below, the Company is not aware of any person or group that owned more than 5% of the Company's Common Stock as of March 4, 1998.

                                    Name and Address                      Amount and Nature of         Percent of
Title of Class                      of Beneficial Owner                   Beneficial Ownership          Class(1)
--------------                      -------------------                   --------------------          --------

Common Stock..........              Jamaica Savings Bank FSB                    987,926(2)                10.0%
                                    Employee Stock Ownership
                                    Plan and Trust ("ESOP")

                                    C/O Jamaica Savings Bank FSB
                                    303 Merrick Road
                                    Lynbrook, New York 11563

------------

(1) The total number of shares of Common Stock outstanding on March 4, 1998 was 9,881,322 shares.


(2) An unrelated corporate trustee, Marine Midland Bank, has been appointed for the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. As of March 4, 1998, 972,664 shares have been allocated to participants' accounts. Under the ESOP, unallocated shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.


                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.     ELECTION OF DIRECTORS

        The number of  Directors of JSB  Financial  is  currently  set at eleven
(11). All eleven members of the Board of Directors of JSB Financial also serve as Directors of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of Directors expiring in each year. Directors serve until their successors are elected and qualified. No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any person and JSB Financial, other than as described under "Executive Compensation - Employment Agreements".

        The four nominees proposed for election at the Annual Meeting are Messrs. Park T. Adikes, Richard M. Cummins, Richard W. Meyer and Arnold B. Pritcher, who have been nominated for a three year term which will expire at the Annual Meeting of stockholders in the year 2001, and when their successors are elected and qualified. All four of the nominees named are also presently
Directors of the Bank. It is intended that the shares represented by the enclosed proxy, if executed and returned, or voted through the telephone voting system, will be voted "FOR" the election of all four nominees, unless otherwise indicated by a "VOTE WITHHELD". In the event that any such nominee is unable or declines to serve for any reason, it is intended that proxies will be voted "FOR" the election of the balance of those nominees named and "FOR" such other persons as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            THE ELECTION OF ALL NOMINEES NAMED IN THE PROXY STATEMENT

Information With Respect to Nominees and Continuing Directors

        The following table sets forth the names of nominees and continuing Directors, their ages, a brief description of their recent business experience, including occupations and employment, certain directorships held by each and the year in which each became a Director of the Company.

Name and Principal Occupation at                                                        Expiration
Present and for the Past Five Years                                      Director       of Current        Age at
Directorships                                                             Since            Term          12/31/97
-------------                                                             -----            ----          --------
Nominees:
Park T. Adikes                                                             1990            1998             66
        Mr. Adikes is Chairman of the Board and Chief
  Executive Officer of the Company and the  Bank.  He
  has been a Director of the Bank since 1964 and
  Chairman of the Bank since 1975.  Mr. Adikes joined
  the Bank in 1954 and became the Chief Executive
  Officer of the Bank in 1970.

Richard M. Cummins                                                         1998            1998             60
        Mr. Cummins is a Director of the Company and
  the Bank.  In September 1997, Mr. Cummins retired as
  a Partner of and remains a consultant to Coopers &
  Lybrand LLP, an accounting and consulting firm, a
  position he held from 1977.  Mr. Cummins is the
  President of Coopers & Lybrand Financial Advisors
  LLC, a position he has held since 1996.  He is also a
  board member for The New York Mets, Nicklaus Golf
  Equipment Co. and Thomson Industries.  Mr. Cummins
  is Chairman of the U.S. Luge Foundation, a member of
  the Bar in New York and Arizona and a Certified
  Public Accountant.

Richard W. Meyer                                                           1990            1998             78
        Mr. Meyer is a Director of the Company and has
  been a Director of the Bank since 1963.  He retired as
  a director of USLife Income Fund, Inc. during 1991.

Arnold B. Pritcher                                                         1990            1998             72
        Mr. Pritcher is a Director of the Company and
  has been a Director of the Bank since 1971.  He is
  President of International Gem Corporation, a position
  he has held since 1950.

Continuing Directors:
Joseph C. Cantwell                                                         1996            1999             67
        Mr. Cantwell has been a Director of the
  Company and the Bank since 1996.  He retired as
  Vice President of Bankers Trust Company in 1988.
  Mr. Cantwell is currently a consultant to a number
  of firms in the financial services industry.

Howard J. Dirkes, Jr.                                                      1990            2000             66
        Mr.  Dirkes is a Director  of the Company and has
  been a Director of the Bank since 1972. He is the
  President of Lo Temp Sales Corporation, an importer
  and marketing distributor of commercial refrigeration
  equipment, a position he has held since 1956.

Name and Principal Occupation at                                                        Expiration
Present and for the Past Five Years                                      Director       of Current        Age at
Directorships                                                             Since            Term          12/31/97
-------------                                                             -----            ----          --------
Cynthia Gibbons*                                                           1997            2000             41
        Ms. Gibbons is a Director of the Company and
  the Bank.  She is a Vice President of Koeppel Tener Real
  Estate Services, Inc., a firm specializing in real estate
  consulting, appraisal  and due diligence services.  Prior,
  Ms. Gibbons was an Appraisal Associate for Chemical
  Bank, and Vice President of  J.A. Cowan & Associates,
  Inc., a real estate valuation firm.  Ms. Gibbons holds a
  MBA and a MAI designation from the Appraisal Institute.

James E. Gibbons, Jr.*                                                     1990            1999             80
        Mr. Gibbons is a Director of the Company and
  has been a Director of the Bank since 1963.  He is
  President of Sackman-Gibbons Associates, a real
  estate consulting firm in East Meadow, New York.
  He is also a Director of Eastern Realty Investment
  Corporation.

Edward P. Henson                                                           1990            1999             58
        Mr. Henson is President and a Director of the
  Company and the Bank and has served in both these
  capacities since 1990.  Mr. Henson served as the
  Bank's Executive Vice President from 1987 to 1990.

Alfred F. Kelly                                                            1990            2000             67
        Mr.  Kelly is a Director  of the  Company and has
  been a Director of the Bank since 1971. He retired as
  President of Canada Life  Insurance  Company of New
  York in 1992, where he continues as a director.

Paul R. Screvane                                                           1990            1999             83
        Mr. Screvane is a Director of the Company
  and has been a Director of the Bank since 1967.  He
  retired as Chairman and Chief Executive Officer of
  Federal Metal Maintenance Inc. during 1992.

* Cynthia Gibbons is the daughter of James E. Gibbons, Jr., both of whom are Directors of the Company.

Meetings of the Board and Committees of the Board

        During 1997, the Board of Directors of the Company held twelve regular meetings. The Board of Directors of the Company meets monthly and may have additional special meetings upon the request of one third of the Directors or the Chairman. The Board of Directors of the Company maintains various committees either at the Bank or Company level, including, but not limited to, the Executive Committee, Audit Committee, Nominating Committee and Compensation Committee, which are discussed below. All Directors of the Company attended more than 75% of the aggregate of the total number of Board meetings held during their term and the total number of committee meetings on which such Director served during 1997, except Mr. Cummins, who was appointed to the Board of Directors on November 13, 1997, and did not serve on any committee during 1997.

        Executive Committee - The Executive Committee, comprised of Directors J. Gibbons, Kelly, Meyer and Screvane, meets as needed and is authorized to act for the Board between regular meetings with most powers of the Board. The Executive Committee did not meet in 1997.

        Audit Committee - The Audit Committee, comprised of Directors Kelly (Chairman), Cantwell, Dirkes and C. Gibbons, meets on call and is responsible for reviewing and reporting to the Board on the Company's financial condition and reviewing the audit reports from its internal and independent auditors. The Audit Committee held six meetings during 1997.

        Nominating Committee - The Nominating Committee for the 1998 Annual Meeting, comprised of Directors Adikes, Dirkes and J. Gibbons, reviews any nominations to the Board of Directors made by stockholders of the Company and recommends to the Board of Directors, nominees for election to the Board. The Company's Bylaws also provide for stockholder nominations of Directors and require such nominations to be made pursuant to timely written notice to the Secretary of the Company. Such notice must contain all information relating to the nominee required to be disclosed by the Company's Bylaws and by SEC disclosure requirements. See "Additional Information - Notice of Business to be Conducted at the Annual Meeting". The Nominating Committee met once for the nominations discussed herein, for this Annual Meeting.

        Compensation Committee - The Compensation Committee was comprised of eight of the Company's outside Directors for 1997, including, Directors; J. Gibbons (Chairman), Cantwell, Dirkes, C. Gibbons, Kelly, Meyer, Pritcher and Screvane, who have never been employed by the Company or the Bank. The Compensation Committee presents to the Board for ratification, the compensation of the Company's Chief Executive Officer, and approves the compensation paid to other senior executives. The Compensation Committee met once in 1997.
See "Report of the Compensation Committee on Executive Compensation".

PROPOSAL 2.     RATIFICATION OF INDEPENDENT AUDITORS

        The Company's independent auditors for the year ended December 31, 1997, were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for JSB Financial for the year ending December 31, 1998, subject to ratification of such appointment by the stockholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

        Unless otherwise indicated, the shares represented by the enclosed Proxy will be voted "FOR" ratification of KPMG Peat Marwick LLP as the independent auditors of the Company.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP
                   AS THE INDEPENDENT AUDITORS OF THE COMPANY



PROPOSAL  3.  APPROVAL  OF  AN  AMENDMENT  TO  THE  COMPANY'S   CERTIFICATE   OF
INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        At a regular meeting of the Board of Directors held on February 10, 1998, the Board of Directors unanimously adopted and agreed to recommend that the Company's stockholders approve an amendment to the Company's Certificate of Incorporation that would increase the number of authorized shares of Common Stock of the Company from the 30,000,000 shares presently authorized to an authorization of 65,000,000 shares. For the reasons set forth below, the Board of Directors believes that this proposal is in the best interests of the Company and its stockholders and recommends a vote "FOR" this proposal.

        Paragraph  A  of  Article   Fourth  of  the  Company's   Certificate  of
Incorporation states:

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-five million (45,000,000) consisting of:

          1. Fifteen million (15,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

          2. Thirty million (30,000,000) shares of Common Stock, par value one cent ($.01) per share.

        The proposed amendment would change Paragraph A of Article Fourth of the Certificate of Incorporation to increase the total number of authorized shares of all classes of stock to eighty million (80,000,000) and further provide that sixty-five million (65,000,000) of such shares shall be shares of Common Stock. The par value of the Common Stock will remain $.01 per share. The proposed amendment is subject to the approval of stockholders of the Company by the affirmative vote of a majority of the outstanding shares of Common Stock as of the Record Date.

        As of the Record Date, the Company had 9,___,___ shares of Common Stock outstanding and 1,___,___ shares of Common Stock reserved for issuance to directors, officers and employees under various compensation and benefit plans. Therefore, as of the Record Date, the Company had an aggregate of _,___,___ shares of the Common Stock (_,___,___ shares held in Treasury and _,___,___ shares authorized and unissued) available for other corporate purposes. There were no shares of Preferred Stock outstanding as of the Record Date and the proposed amendment will not affect the number of shares of Preferred Stock authorized.

        The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would provide the Board with the ability to issue Common Stock in connection with potential stock dividends and splits, acquisitions, financings, employee benefits and for other general corporate purposes, should the Board determine to so consider these actions. If the proposed amendment is approved by stockholders, the Board expects, subject to market conditions, to consider a stock dividend or split and to make a determination concerning the advisability of such a stock dividend or split; however, no assurance can be given that any of the aforementioned actions will be taken.

        Each additional share of Common Stock authorized for issuance by the passing of the proposed amendment would have the same rights and privileges as each share of Common Stock currently authorized. The newly authorized shares of Common Stock will not affect the rights, such as voting and liquidation rights, of the currently authorized shares of Common Stock. Stockholders will not have preemptive rights to purchase any subsequently issued shares of Common Stock.

        Stockholders should note that certain disadvantages may result from the authorization of additional shares of Common Stock. For example, the issuance of a significant amount of Common Stock could have the effect of diluting earnings per share and the market price per share and/or voting power of the holders of Common Stock. Moreover, the ability of the Board of Directors to issue additional shares of Common Stock without further stockholder approval may be deemed to have an anti-takeover effect since unissued and unreserved shares of Common Stock could be issued by the Board of Directors in circumstances that may have the effect of delaying or preventing a change in control of the Company. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of Directors does not intend to issue any additional shares of Common Stock except on terms that it deems in the best interests of the Company and its stockholders.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
     APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
           INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                          STOCK OWNERSHIP OF MANAGEMENT

        The following table sets forth information as of March 4, 1998, as to shares of Common Stock beneficially owned by Directors, nominees named under "Election of Directors" and "Named Executive Officers" (as defined on page 12, herein) individually and by Executive Officers and Directors as a group. Ownership information is based upon information furnished by the respective individuals.

                                                                 Shares of Common Stock          Percent of
        Name                                                      Beneficially Owned (1)          Class (2)
        ----                                                     ----------------------          ----------

        Directors:
        Park T. Adikes ........................................         419,150 (3)                 4.2%
        Joseph C. Cantwell ....................................          13,400 (4)                  - (5)
        Richard M. Cummins ................................                 200 (6)                  - (5)
        Howard J. Dirkes, Jr. .................................          51,201 (4)                  - (5)
        Cynthia Gibbons .......................................          10,200 (4)                  - (5)
        James E. Gibbons, Jr. ................................           63,201 (4)                  - (5)
        Edward P. Henson ....................................           126,753 (3)                 1.3
        Alfred F. Kelly ..........................................       28,701 (4)                  - (5)
        Richard W. Meyer .....................................           34,901 (4)                  - (5)
        Arnold B. Pritcher .....................................         58,389 (4)                  - (5)
        Paul R. Screvane .......................................         41,516 (4)                  - (5)


        Named Executive Officers:
        Ronald C. Spielberger ...............................            75,835 (3)                  - (5)
        John F. Bennett ..........................................       86,042 (3)                  - (5)
        Thomas R. Lehmann ..................................             44,667 (3)                  - (5)

        All Executive Officers and Directors of the
         Company as a group (20 persons) ..............               1,341,062 (7)                 7.9(8)


------------

(1) Each person effectively exercises sole (or shared with spouse or other immediate family member) voting and dispositive power as to shares reported. Excluded are 193,723 shares held by a trust which was established for the Benefit Restoration Plan (the "Restore Plan") in connection with the Company's benefit plans. Shares held in this trust are voted at the direction of the Employee Benefits Committee of the Bank's Board of Directors. The assets held by the trust, including the Company's shares, are subject to the claims of the general creditors of the Company and the Bank. The above table does not include the 164,000 options granted to Executive Officers and Directors pursuant to the 1996 Stock Option Plan (the "1996 Option Plan"), on January 1, 1998, which shares are not exercisable until they vest on July 1, 1998, as detailed in Notes 3, 4 and 6 below.


(2) The total number of shares of Common Stock outstanding on March 4, 1998 was 9,881,322.


(3)  Includes  170,396,  32,000,  20,000,  49,293 and 20,000  shares for Messrs.
Adikes, Henson, Spielberger, Bennett and Lehmann, respectively, which may be acquired through the exercise of stock options granted and exercisable under the JSB Financial, Inc. 1990 and 1996 Stock Option Plans. Does not include 20,000, 16,000, 10,000, 10,000 and 10,000 options granted on January 1, 1998, to Messrs. Adikes, Henson, Spielberger, Bennett and Lehmann, respectively, which vest on July 1, 1998.


(4) Includes 13,000,  30,500,  9,000, 8,000, 20,500,  23,000,  25,500 and 33,000
shares for Directors Cantwell, Dirkes, C. Gibbons, J. Gibbons, Kelly, Meyer, Pritcher and Screvane, respectively, which may be acquired through the exercise of stock options granted and exercisable under the Company's stock option plans. Does not include 4,000 options granted on January 1, 1998, which vest on July 1, 1998.


(5) Is less than 1.0% of the Company's voting securities, when rounded to the nearest tenth.


(6) Does not include 4,000 options granted on January 1, 1998, which will vest on July 1, 1998, nor 6,000 options granted on November 13, 1997, which vest on May 13, 1998.


(7) Includes 563,565 shares subject to exercisable options.


(8) Percent calculated without regard to 563,565 shares subject to exercisable options.

                             DIRECTORS' COMPENSATION

        Directors' Fees. During 1997, all Directors and the Director Emeritus of the Bank received a fee of $1,000 for each monthly Board meeting attended and for the Annual Meeting. All Directors, except those who are officers of the Bank or the Company and the Director Emeritus, received a flat fee of $6,000 per quarter. The Chairman of the Audit Committee received a flat annual fee of $10,000 while members of that committee received a flat annual fee of $7,000. In addition to the Chairman of the Bank's Mortgage Committee receiving an annual fee of $10,000, the Chairman and the Bank's Mortgage Committee members received a fee of $750 for each meeting attended. All members of the Bank's Community Reinvestment Act Committee received a fee of $750 for each meeting attended. The Chairman of the Bank's Employee Benefits Committee received an annual fee of $2,500 while members received an annual fee of $1,500. The Chairman of the Compensation Committee received a flat annual fee of $2,500 while members of the Compensation Committee received a flat annual fee of $1,500.

        Outside Directors' Consultation and Retirement Plan. Under the 1990 Jamaica Savings Bank FSB Outside Directors' Consultation and Retirement Plan (the "Consultation Plan"), any Director who has served as an outside Director of the Company or the Bank for 15 years is a participant in the Consultation Plan. A consulting Director shall be paid his/her annual benefit under the Consultation Plan in equal monthly installments for the lesser of (a) the number of months which such participant has agreed to act as a consulting Director or
(b) one-half of the number of months such participant has served as an outside Director for the Bank up to a maximum of 120 months. The annual benefit shall be an amount equal to the Director's retainer fee and the fees payable for attendance at 12 regular Directors' meetings determined as of the participant's termination date.

        The 1990 Stock Option Plan for Outside Directors. Under the JSB Financial, Inc. 1990 Stock Option Plan for Outside Directors (the "1990 Directors' Option Plan"), certain outside Directors were granted, effective June 27, 1990, non-statutory stock options to purchase 25,000 shares of Common Stock. In addition, the active Director Emeritus was granted non-statutory stock options to purchase 10,000 shares of Common Stock. The exercise price per share of each option granted under the 1990 Directors' Option Plan is $10.00 per share. The remaining 146,750 unexercised options granted under the 1990 Directors' Option Plan were exercisable at December 31, 1997. There were no options available for grant under the 1990 Directors' Option Plan during 1997.

        The 1996 Option Plan. Under the 1996 Option Plan, on an annual basis, each member of the Board of Directors, who is neither an officer nor an employee of the Company or the Bank, is granted nonstatutory common stock options to purchase 4,000 shares of the common stock, each active Director Emeritus is granted 2,000 options and individuals who first become directors are granted between 6,000 and 9,000 options, the amount of which is determined by the calendar quarter during which the appointment to the Board is made. On January 1, 1997, members of the Board of Directors and the active Director Emeritus of the Company were granted options to purchase an aggregate of 34,000 shares (with dividend equivalent rights ("DERs") discussed below) at an exercise price of $38.00, (the market closing price of the Company's Common Stock on the business day prior to grant). These options became exercisable on July 1, 1997. During 1997, there were two additional grants from the 1996 Option Plan as a result of the Company adding two new members to its Board of Directors. On March 11, 1997, 9,000 options were granted at an exercise price of $40.750, which became exercisable on September 11, 1997. On November 13, 1997, 6,000 options were granted at an exercise price of $47.875, and will become exercisable on May 13, 1998. See Stock Ownership of Management, on page 8, herein. Simultaneously with the grant of options, "limited rights" with respect to the shares covered by the options were granted. These limited rights are subject to terms and conditions and can be exercised only in the event of a change in control, as defined in the 1996 Option Plan, of the Company. Upon the exercise of a limited right, the holder shall receive from the Company a cash payment equal to the difference between the exercise price of the option and the fair market value of the underlying shares of Common Stock. The Company amended the 1996 Option Plan, as originally adopted, to allow for the cash payment for the DER to option holders rather than have the DER reduce the exercise price of the option. This change separated the cost of the DER from the cost of the option, and is expected to result in less expense volatility. The option period for each option grant will expire no later than ten years from the date of the grant.

      Directors' Stock Program. To further align the outside Directors' interest with those of the Company's stockholders, on December 9, 1997, the Board of Directors of the Company authorized the issuance of up to 20,000 shares of the Company's Common Stock to the Company's non-employee directors, pursuant to the Jamaica Savings Bank FSB Directors' Stock Program (the "Directors' Stock Program"). Pursuant to the Directors' Stock Program, each December, the Chairman of the Board will determine and recommend for approval by the Board, the rate of annual retainer to be paid to each outside Director for the next succeeding calendar year. Unless the Board shall elect otherwise, one third (1/3) of the annual rate of outside Director's fees will be paid to each outside Director in shares of Common Stock effective as of January 1st and the balance of the fees will be paid in cash, in three installment payments, on April 1st, July 1st and October 1st in such dollar amounts to be determined and approved by resolution of the Board. Payment of outside Director's fees in shares of Common Stock will be accomplished through the Company's issuance of shares of Common Stock having a fair market value, determined as of December 31st, equal to one third (1/3) of the rate of the annual retainer payable to each Director. Directors do not have the option to receive cash rather than stock in payment of the portion of their fees subject to the Directors' Stock Program. The maximum number of shares to be issued to any eligible Director during 1998 is not expected to exceed 200 shares.

                             EXECUTIVE COMPENSATION

        Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other Executive Officers of the Company. The disclosure requirements for the Chief Executive Officer and other Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. The members of the Compensation Committee of the Board of Directors of the Company also serve as the Compensation Committee of the Bank. In fulfillment of this requirement, the executive compensation committee of the Bank (the "Compensation Committee"), at the direction of the Company's Board of Directors has prepared the following report for inclusion in this Proxy Statement.

Report of the Compensation Committee on Executive Compensation

        All Executive Officers of the Company also serve as Executive Officers of the Bank. Such Executive Officers receive compensation for their services to the Bank and do not receive cash compensation from the Company. The Compensation Committee of the Board of Directors of the Bank is responsible for establishing the compensation levels and benefits for Executive Officers of the Bank. For 1997, all independent outside Directors, except Mr. Cummins, who was appointed to the Board of Directors on November 13, 1997, were members of the Compensation Committee. The Compensation Committee is also responsible for establishing the policies which govern employee annual compensation and stock ownership programs. The compensation structure is aimed at establishing levels of compensation designed to reward performance and to retain and provide incentive to the Company's Executive Officers. The Compensation Committee believes that any compensation in excess of $1.0 million to Executive Officers is not expected to result in any significant loss of tax benefits to the Company.

     Each Executive Officer has an employment agreement with the Bank, that has been guaranteed by the Company. See "Employment Agreements". The Compensation Committee approves any perquisites to Executive Officers.

        Base Salaries and Performance Bonuses. In determining salary levels of the Executive Officers, the Compensation Committee considers the entire compensation package, including stock plans. Rather than establishing specific performance goals, salary levels and performance bonuses are aimed at reflecting the overall financial performance of the Company and the performance of each Executive Officer over time, which evaluation is subjective. The Compensation Committee reviews various published surveys of compensation paid to executives performing similar duties for financial institutions and their holding companies, with focus placed on financial institutions in the Bank's market area. Thus, the peer group utilized for comparison of compensation includes some, but not all, of the companies included in the peer group for the Stock Performance Graph. While salary levels are not targeted to correspond to any high, median or low end of the companies surveyed, these surveys serve as a guide for the Compensation Committee in determining salary levels. In December of each year, the Compensation Committee determines the level of salary adjustment, if any, to take effect on January 1 of the following year for all officers of the Bank.

        Performance bonuses, if any, are based on a combination of a percentage of salary and dollar amounts, and at the discretion of the Compensation Committee, may vary. The Compensation Committee granted a midyear performance bonus to all employees, including Executive Officers based on 5.0% of annual salary. In addition, a year end performance bonus was granted to all employees, including Executive Officers, except Mr. Adikes and Mr. Henson, based on 15.0% of annual salary. Mr. Adikes received a year-end performance bonus of $250,000 or 35.7% of his 1997 salary and Mr. Henson received a year-end performance bonus of $75,000 or 20.0% of his 1997 salary.

        Stock Programs. The Board of Directors of JSB Financial, Inc., the Compensation Committee and management believe that significant employee stock ownership is a major incentive in maximizing Company profitability and therefore, aligning the interests of employees and stockholders. Therefore, the Company sponsors an ESOP and has implemented stockholder approved Option Plans. Contributions to the ESOP are currently based on approximately 6% of employees' base salary.

        On January 1, 1997, 126,000 options were granted under the 1996 Option Plan to all Executive Officers as a group. Such options were granted at the closing market price of the Common Stock, as of December 31, 1996, of $38.00. These options became exercisable on July 1, 1997, six months from the date of grant. Stock options under such plan were allocated by the Employee Benefits Committee of the Bank, on a discretionary basis, after considering the practices of other financial institutions, as verified by external surveys, and reviewing the Executive Officers' level of responsibility and contributions to the Company and the Bank. See "Option/SAR Grants in 1997". All options granted under the 1996 Option Plan will expire no later than ten years from the date on which the option was granted. The Compensation Committee considers prior grants when determining stock compensation.

        Compensation. In determining salary level and performance bonuses for Mr. Adikes, the Compensation Committee reviews indicators of the Company's financial strength, efficiency, and profitability. The Compensation Committee exercises its judgment and discretion, rather than attempting to set absolute targets for any of the ratios reviewed in connection with the above indicators, in determining salary and/or performance bonus.

        Mr. Adikes' 1997 salary of $700,000 and total performance bonuses of $285,000 have continued at the same level since 1994. Mr. Adikes 1997 total bonuses were comprised of a $250,000 special year-end performance bonus and a $35,000 midyear performance bonus. The Compensation Committee determined Mr. Adikes' performance bonus based on the criteria discussed above which encompassed his overall performance. The Compensation Committee believes the placement of Mr. Adikes' salary and performance bonus at the high end of salaries of the companies surveyed, as supported by evaluation of his services and performance, is appropriate and in the best interest of our stockholders.

                        The 1997 Compensation Committee:

                                      James E. Gibbons, Jr. - Chairman
                                      Joseph C. Cantwell
                                      Howard J. Dirkes, Jr.
                                      Cynthia Gibbons
                                      Alfred F. Kelly
                                      Richard W. Meyer
                                      Arnold B. Pritcher
                                      Paul R. Screvane

Summary Compensation Table

        The following table sets forth the compensation paid by the Bank for services rendered during the three years ended December 31, 1997, 1996 and 1995, respectively, to the Chief Executive Officer and the four highest paid Executive Officers who received more than $100,000 in salary and bonus (the "Named Executive Officers"). JSB Financial has not paid any compensation other than through the Bank.


                           SUMMARY COMPENSATION TABLE

                                                      Annual Compensation         Long Term Compensation
                                                      -------------------         ----------------------
                                                                                              Securities
                                                                                 Restricted   Underlying      All Other
                                                                                   Stock       Options/       Compensa-
Name and Principal Position            Year            Salary        Bonus        Awards(1)   SARs(#)(2)       tion(3)
---------------------------            ----            ------        -----       ---------    ----------      ---------

Park T. Adikes                         1997           $700,000     $285,000          -          20,000         $320,932
Chairman of the Board, Chief           1996            700,000      285,000          -          20,000          263,932
Executive Officer and Director         1995            700,000      285,000       $54,622         -             210,050

Edward P. Henson                       1997            375,000       93,750          -          16,000           72,324
President and Director                 1996            350,000       77,500          -          16,000           61,584
                                       1995            325,000       76,250         9,223         -              55,101

Ronald C. Spielberger                  1997            122,000       24,400          -          10,000           16,975
Senior Vice President                  1996            115,000       23,000          -          10,000           13,738
                                       1995            110,000       22,000         7,687         -              13,061

John F. Bennett                        1997            119,000       23,800          -          10,000           17,476
Senior Vice President                  1996            115,000       23,000          -          10,000           15,102
                                       1995            110,000       22,000         7,992         -              14,230

Thomas R. Lehmann                      1997            103,000       20,600          -          10,000            8,733
Senior Vice President                  1996              97,000      19,400          -          10,000            7,476
                                       1995              87,000      17,400         2,597         -               7,448


(1) On April 11, 1995, awards were made from the Bank Recognition and Retention Plans and Trusts ("BRRPs") consisting primarily of forfeited shares. The value of shares awarded and immediately vested during 1995 under the BRRPs plus accrued dividends and interest totaled $55,222, $9,325, $7,771, $8,080, and $2,626 for Messrs. Adikes, Henson, Spielberger, Bennett and Lehmann, respectively, at December 31, 1995. At December 31, 1995, all shares awarded pursuant to the BRRPs were vested. The BRRPs were terminated during 1995.


(2) All options presented in the table below were exercisable prior to December 31, 1997.


(3) Items included in other compensation for 1997 pertain to the following items: (i) ESOP; $7,500, $12,768, $9,713, $9,513 and $8,211 for Messrs. Adikes,
Henson, Spielberger, Bennett and Lehmann, respectively, (ii) the Restore Plan in connection with the ESOP; $266,733, $45,206, $5,156 and $5,857 for Messrs. Adikes, Henson, Spielberger and Bennett, respectively, (iii) the Restore Plan in connection with the Incentive Savings Plan ("ISP"); $30,188 for Mr. Adikes, (iv) life insurance premiums; $3,511, $1,350, $2,106, $2,106 and $522 for Messrs. Adikes, Henson, Spielberger, Bennett and Lehmann, respectively, and (v) Director's Fees; $13,000 each to Messrs. Adikes and Henson.

        Employment Agreements. The Bank and the Company maintain employment agreements with Messrs. Adikes, Henson and Spielberger and the Bank maintains employment agreements with Messrs. Bennett and Lehmann. The original employment agreements each provided for a three-year term. Commencing on the first anniversary date and continuing each anniversary date thereafter, the agreements extend for an additional year so that the remaining terms shall be three years, provided, however, that the Board of Directors has determined to renew the agreements. The agreements provide that the base salary of the executive will be reviewed annually. In addition to the base salary, the agreements provide for, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause at any time. In the event the Bank or the Company chooses to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank and the Company upon (i) failure to reelect the executive to his/her current office or board membership, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his/her principal place of employment, (iii) liquidation or dissolution of the Bank or the Company, or (iv) a breach of the agreement by the Bank or the Company, or if termination, voluntary or involuntary, results from a change in control, as defined in the employment agreements ("Change in Control"), of the Bank or the Company, the executive or, in the event of death, his/her beneficiary, would be entitled to a severance payment equal to the greater of the payments due for the remaining term of the agreement or three times his/her average annual compensation over the past three years of employment with the Bank. The agreements also provide for a lump sum cash payment for the executive's life, medical, dental and disability coverage for the remaining unexpired term of the agreements, however, if termination is due to a Change in Control, then the executive is entitled to a lump sum cash payment for the benefits covering 36 months. Payments to the executive under the Bank's agreements are guaranteed by the Company.

        Payments under the employment agreements, in the event of a Change in Control, including other payments that might be made as a result of a Change in Control, may constitute an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") of 1986, as amended, resulting in the imposition of an excise tax on the recipient and denial of a tax deduction for such excess amounts to the Company and the Bank. If any amounts payable in connection with a Change in Control are determined to be "excess parachute payments" under Section 280G of the Code resulting in the imposition of the 20% excise tax on such payments under Section 4999 of the Code, each officer will receive from the Company an additional amount, a gross up amount (which amount is included in the payments under the employment agreements indicated below) such that the effect of the imposition of that excise tax is effectively eliminated.

        These agreements provide for an annual base salary to be paid in 1998 by the Bank or the Company in lieu of the Bank of $700,000, $400,000, $135,000, $125,000 and $115,000 to Messrs. Adikes, Henson, Spielberger, Bennett and
Lehmann, respectively. Based upon current compensation which includes salary, bonuses and benefits under employee benefit plans, including tax gross up amounts, payments pursuant to these agreements upon a Change in Control would be approximately $3,278,143, $2,060,664, $671,604, $645,065 and $557,517 to Messrs.
Adikes, Henson, Spielberger, Bennett and Lehmann, respectively. Actual required payments in the event of a future Change in Control, based on calculations under the agreements at the time, could vary significantly from such amounts. In addition to the above payments, the gross up for the acceleration of stock options would also be payable; however, such amounts would be affected by the market value of the Company's Common Stock at the time such acceleration, if any, may be triggered.

        Stock Option Plans. The Company maintains two option plans, the 1990 Option Plan and the 1996 Option Plan. During 1996, the Company's stockholders approved the 1996 Option Plan. No awards were granted under the 1990 Option Plan during 1996.

                           OPTION/SAR* GRANTS IN 1997


     The following table shows all grants of options under the JSB Financial, Inc. 1996 Option Plan to the Named Executive Officers during 1997 and contains certain information about the present value of the option on the date of grant.


                                       Individual Grants
                                       -----------------

                             Number of           Percent of Total
                            Securities            Options/SARs
                            Underlying             Granted to        Exercise or          Grant Date
                           Options/SARs            Executive          Base price  Expiration       Present
Name                         Granted (1)            Officers (2)      Per Share      Date           Value(3)
----                       -------------         ----------------    -----------  ----------       --------

Park T. Adikes                20,000                 15.87%            $38.00      12/31/06        $164,600

Edward P. Henson              16,000                 12.70              38.00      12/31/06         131,680

Ronald C. Spielberger         10,000                  7.94              38.00      12/31/06          82,300

John F. Bennett               10,000                  7.94              38.00      12/31/06          82,300

Thomas R. Lehmann             10,000                  7.94              38.00      12/31/06          82,300

------------

*SAR - Stock appreciation rights.

(1) All options granted on January 1, 1997 were granted at an exercise price of $38.00, the market closing price of the Company's Common Stock on the business day before grant. The option period during which an individual may exercise such option will generally commence six months after the date of grant and expire no later than ten years from the date of the grant. Options granted under the 1996 Option Plan provide for limited rights and DERs, as more fully discussed under Directors' Compensation - The 1996 Option Plan on page 9, herein.


(2) Based upon a total of 126,000 options granted to Executive Officers during 1997. There were no options granted to employees other than Executive Officers during 1997.


(3) In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The stock option value of $8.23 was determined based on the following assumptions: volatility rate of 20.9%; risk-free interest rate of 6.28%; historic annual dividend yield on underlying stock of 3.63%; estimated option term of six years.

        The following table shows options exercised by Named Executive Officers during 1997, including the aggregate value of gains on the date of exercise and certain information with respect to the number of shares of Common Stock represented by outstanding options held by such persons as of December 31, 1997. Also reported are the values of "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock of $50.0625.



                 AGGREGATED OPTION/SAR EXERCISES DURING THE YEAR
             ENDED DECEMBER 31, 1997 AND YEAR-END OPTION/SAR VALUES


                                                                         Number of                Value of Unexercised In-the-
                                Shares                               Underlying Securities             Money Options/SARS
                               Acquired          Value        Options/SARs at Year-End(#)                at Year-End (1)
Name                        on Exercise(#)     Realized(2)      Exercisable   Unexercisable        Exercisable   Unexercisable
----                        --------------     -----------      -----------   -------------        -----------   -------------

Park T. Adikes                   -            $     -            170,396           -               $5,833,990     $     -

Edward P. Henson                 -                  -             32,000           -                  488,000           -

Ronald C. Spielberger            -                  -             20,000           -                  305,000           -

John F. Bennett                  -                  -             49,293           -                1,478,551           -

Thomas R. Lehmann               6,400            220,800          20,000           -                  305,000           -

------------

(1) Options are subject to limited rights pursuant to which the options, to the extent outstanding for at least six months, may be exercised in the event of a Change in Control of the Company or the Bank. Upon the exercise of limited rights, the optionee would receive cash payments equal to the difference between the exercise price of the related option on the date of the grant and the fair market value of the underlying shares of Common Stock on the date the limited rights are exercised.


(2) Market value of underlying securities at exercise, minus the exercise price of $10.00 per share pursuant to the 1990 Option Plan. No options granted pursuant to the 1996 Option Plan were exercised.


Stock Performance Graph

        The following graph, which is required by the SEC, compares the Company's five-year cumulative return to stockholders (stock price appreciation plus dividends) from December 31, 1992 through December 31, 1997, with the return for the New York Stock Exchange (the "NYSE"), the Nasdaq Stock Market and an index of performance for peer group companies, as compiled by Media General Financial Services. Effective August 7, 1997, the Company's Common Stock began trading on the NYSE. Prior to listing on the NYSE, the Company's Common Stock was listed on the Nasdaq Stock Market. Therefore, in the future, for purposes of the stock performance graph, the Company intends to present the NYSE Market Index in lieu of the Nasdaq Stock Market Index. The performance of the peer group, the NYSE and the Nasdaq National Market include the impact of stock price run-ups resulting from acquisition activity. In addition, the significant volume of initial public stock offerings made by financial institutions and the price escalations that generally followed, further skew the return data in favor of the peer group and the broad market indexes presented.

                               JSB FINANCIAL, INC.
                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
 JSB Financial, Inc., The NYSE Market Index, The Nasdaq Stock Market Index, and Peer Group Index

                            Years Ending December 31,









(Performance Graph)









--------------------------------------------------------------------------------------------------------------
                                1992*          1993          1994          1995          1996          1997
                                -----          ----          ----          ----          ----          ----

JSB Financial Inc.             100.00         112.93        119.50        164.62        204.91        278.92
The NYSE Market
 Index                         100.00         113.54        111.33        144.36        173.90        228.78
Media General S&L
 Peer Group Index (1)          100.00         124.00        118.78        188.13        245.52        412.81
The Nasdaq Stock
 Market Index                  100.00         119.95        125.94        163.35        202.99        248.30
--------------------------------------------------------------------------------------------------------------


*Assumes $100.00 invested on December 31, 1992.

(1) The peer group, as compiled by Media General Financial Services, consists of all thrifts publicly traded on the NYSE, American Stock Exchange and the Nasdaq Stock Market at December 31, 1997.

        Pension and Pension Restoration Plan. The Bank maintains the Retirement Plan of Jamaica Savings Bank FSB (the "Retirement Plan"), a defined benefit plan for eligible employees of the Bank. In addition, the Bank maintains the Restore Plan, an unfunded non-qualified plan, to compensate participants in any of the Bank's qualified plans for benefits which would have accrued under such plans absent the limitations of Sections 415 and 401(a)(17) of the Code. As of December 31, 1997 all of the Named Executive Officers were eligible to participate in the Restore Plan, but only Messrs. Adikes and Henson had accrued supplemental pension benefits thereunder. Estimated annual benefits payable under the Retirement Plan and the supplemental retirement benefits payable pursuant to the Restore Plan, are reflected in the following table. The supplemental retirement benefit payable under the Restore Plan is determined upon the participant's retirement and will be paid in the manner designated by the retiree.

        The following table sets forth, in straight life annuity amounts, the estimated annual benefits payable upon retirement at age 65 in calendar year 1997, expressed in the form of a single life annuity, in the final average salary and creditable service classifications specified.



                   PENSION AND PENSION RESTORATION PLAN TABLE


                                                                           Years of Service
                                                                           ----------------

Remuneration                            15               20                25               30                35(1)
----------------------------------------------------------------------------------------------------------------------

$ 25,000                            $ 5,300         $  7,100          $  9,600         $ 12,100         $  14,600
  50,000                             12,400           16,500            21,500           26,500            30,000
  75,000                             19,900           26,500            34,000           41,500            45,000
 100,000                             27,400           36,500            46,500           56,500            60,000
 150,000                             42,400           56,500            71,500           86,500            90,000
 200,000(3)                          57,400           76,500            96,500          116,500           120,000
 250,000(3)                          72,400           96,500           121,500          146,500(2)        150,000(2)
 300,000(3)                          87,400          116,500           146,500(2)       176,500(2)        180,000(2)
 350,000(3)                         102,400          136,500(2)        171,500(2)       206,500(2)        210,000(2)
 400,000(3)                         117,400          156,500(2)        196,500(2)       236,500(2)        240,000(2)
 500,000(3)                         147,400(2)       196,500(2)        246,500(2)       296,500(2)        300,000(2)
 600,000(3)                         177,400(2)       236,500(2)        296,500(2)       356,500(2)        360,000(2)
 700,000(3)                         207,400(2)       276,500(2)        346,500(2)       416,500(2)        420,000(2)
 800,000(3)                         237,400(2)       316,500(2)        396,500(2)       476,500(2)        480,000(2)

------------

(1) The maximum benefit under the Retirement Plan's formula is 60% of final average salary.


(2) These are hypothetical benefits based upon the Retirement Plan's normal benefit formula. The maximum annual benefit permitted under Section 415 of the Code for 1997 was $125,000, or, if higher, a participant's current accrued benefit as of December 31, 1982 (but not more than $136,425). The $125,000 ceiling will be adjusted for increases in the cost of living in $5,000 increments in 1998 and succeeding years. The Bank maintains a non-qualified Restore Plan for the purpose of providing the benefits that would normally be paid under the Retirement Plan, but are precluded from being paid due to this limitation.


(3) The maximum annual salary permitted under the Code for 1997 was $160,000. Benefits accrued as of December 31, 1993 on the basis of compensation limits prior to 1994 are preserved. The $160,000 compensation limitation will be adjusted for increases in the cost of living in $10,000 increments in 1998 and succeeding years. The Bank maintains a non-qualified Restore Plan for the purpose of providing the benefits that would normally be paid under the Retirement Plan, but are precluded from being paid due to this limitation.


     Compensation utilized for the pension formula is the average of the highest salaried three consecutive years of creditable service. For 1997, the final average annual salary for the Named Executive Officers was based on the salaries presented in the "Summary Compensation Table" for 1997, 1996 and 1995. The resulting average salaries are as follows: Mr. Adikes, $700,000; Mr. Henson, $350,000; Mr. Spielberger, $115,667; Mr. Bennett, $114,667 and Mr. Lehmann, $95,667. Benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts.

        The following table sets forth the years of creditable service as of December 31, 1997 for each of the individuals named in the compensation table.

                                                                  Creditable Service
                                                                  ------------------
                                                              Years             Months
                                                              -----             ------

                 Park T. Adikes ....................            43                1
                 Edward P. Henson ..................            37                7
                 Ronald C. Spielberger .............            38                7
                 John F. Bennett ...................            37               11
                 Thomas R. Lehmann .................            28                3



Indebtedness of Management and Transactions With Certain Related Persons

        All loans or extensions of credit to Executive Officers and Directors are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral as those prevailing at the time, for comparable transactions with other persons and do not involve more than the normal risk of repayment or present other unfavorable features.

                             ADDITIONAL INFORMATION

Stockholder Proposals for 1999 Annual Meeting

        To be considered for inclusion in the Proxy Statement and proxy relating to the Annual Meeting of Stockholders to be held in 1999, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the first page of the Proxy Statement, not later than November 27, 1998. Any such proposal will be subject to 17 C.F.R. Section 240.14a-8 of the Rules and Regulations of the SEC.

Notice of Business to be Conducted at the Annual Meeting

        The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than ninety
(90) days before the time originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholders' name and address, as it appears on the Company's record of stockholders, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

        The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

        Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly or use the telephone voting system. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

        A COPY OF THE FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 1997, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, JSB FINANCIAL, INC., 303 MERRICK ROAD, LYNBROOK, NEW YORK 11563.

                                    By Order of the Board of Directors

                                    JOANNE CORRIGAN
                                    Secretary
Lynbrook, New York
March 27, 1998




   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR USE THE TELEPHONE VOTING SYSTEM.

                              LONG ISLAND MARRIOTT
                           HOTEL AND CONFERENCE CENTER
                          101 JAMES DOOLITTLE BOULEVARD
                            UNIONDALE, NEW YORK 11553
                                (516) 794-3800



From Manhattan and Points West:
     Midtown Tunnel to Long Island Expressway (Route 495) East to Exit 38 Northern State Parkway to Exit 31A Meadowbrook Parkway South to Exit M4 West, Hempstead Turnpike (Route 24W) continue 100 yards to Hotel on right.

From Eastern Long Island (North Shore):
     Long Island Expressway (Route 495) West to Exit 42 Northern State Parkway to Exit 31A Meadowbrook Parkway South to Exit M4 West, Hempstead Turnpike (Route
24W) continue 100 yards to Hotel on right.

or alternatively:

Long Island Expressway (Route 495) West to Exit 39 Glen Cove Road South to Old Country Road. Turn left (East) one mile to Merrick Avenue. Turn right to Hempstead Turnpike (Route 24). Turn right, Hotel is 200 yards on the right.

From Eastern Long Island (South Shore):
     Sunrise Highway to Southern State Parkway to Exit 22N. Meadowbrook Parkway North to Exit M4 Hempstead Turnpike West (Route 24W). Follow road to Hempstead Turnpike, Hotel is 100 yards on the right.

From Kennedy Airport:
     JFK Expressway East to Belt Parkway East (becomes Southern State Parkway at Nassau County border) Southern State Parkway East to Exit 22N Meadowbrook Parkway North to Exit M4 Hempstead Turnpike West (Route 24). Follow road to Hempstead Turnpike, Hotel is 100 yards on the right.

From Laguardia Airport:
     Grand Central Parkway (Eastern L.I.) becomes the Northern State Parkway at Nassau County border to Exit 31A Meadowbrook Parkway South to Exit M4 West, Hempstead Turnpike (Route 24W) continue 100 yards to Hotel on right.

From Hempstead Turnpike (West to East):
     Just past Hofstra University, make a left onto Earl Ovington Boulevard. Follow road around the Nassau Coliseum, right onto James Doolittle Boulevard. Hotel will be on the right.

                               JSB FINANCIAL, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                -------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 12,1998
                                   10:00 A.M.
                                   ----------

         The undersigned hereby appoints the official proxy committee of the Board of Directors of JSB Financial, Inc. (the "Company") consisting of James E. Gibbons, Jr., Edward P. Henson and Alfred F. Kelly, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553, on May 12, 1998 at 10:00 a.m., and at any and all adjournments thereof.

                  This proxy is continued on the reverse side.
              Please sign on the reverse side and return promptly.



--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT!

                        You can vote in one of two ways:


1. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2. Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

                                   PLEASE VOTE

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR Proposals 1, 2 and 3. If any other matters to be voted on are presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other matters to be voted on to be presented at the Annual Meeting.


Please mark your votes as indicated in this example    X


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.

                                      VOTE
                                  FOR WITHHELD
Proposal 1.  Election as directors of all nominees
listed (except as marked to the contrary below).       ___       ___

Park T. Adikes
Richard M. Cummins
Richard W. Meyer
Arnold B. Pritcher

Instruction: To withhold your vote for any individual nominee, write that nominee's name on the line provided below.

-------------------------------


Proposal 2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1998.
                                                      FOR     AGAINST    ABSTAIN

                                                      ---       ---         ---


Proposal 3. The approval of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 30,000,000 shares to 65,000,000 shares.
                                                      FOR     AGAINST    ABSTAIN

                                                      ---       ---         ---


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

       IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BEOW

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 27, 1998.

WILL ATTEND MEETING  ___

Signature(s) __________________________________________  Date _____________
NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

--------------------------------------------------------------------------------

                               VOTE BY TELEPHONE

                            QUICK - EASY - IMMEDIATE



Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

      You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

OPTION #1: To vote as the Board of Directors recommends on All proposals:  Press
1.

               When asked, please confirm your vote by Pressing 1.

OPTION        #2: If you choose to vote on each  proposal  separately,  press 0.
              You will hear these instructions:

  Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

           To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

  Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

  Proposal 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

           When asked, please confirm your vote by Pressing 1.

           PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY PHONE




Call Toll Free From a Touch Tone Telephone

         1-800-840-1208 - ANYTIME

There is NO CHARGE to you for this call.

                            JAMAICA SAVINGS BANK FSB
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             VOTE AUTHORIZATION FORM

I, the undersigned, acknowledge that Marine Midland Bank is the Trustee and the holder of record and custodian of the shares of JSB Financial, Inc. (the "Company") common stock under the Jamaica Savings Bank FSB Employee Stock Ownership Plan and Trust (the "ESOP"). I understand that the above number of shares of Company stock have been allocated to me as of 12/31/97. Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders on May 12, 1998.

Accordingly, I direct the Trustee to vote my shares as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.


                                                        FOR       VOTE WITHHELD
(1)   The election as Directors of all nominees
      listed (except as marked to the contrary          ___          ___
      below).
       Park T. Adikes
       Richard M. Cummins
       Richard W. Meyer                          INSTRUCTION: To withhold your
       Arnold B. Pritcher                        vote for anyindividual nominee,
                                                 write that nominee's name(s) on
                                                 the line provided below.
                                                 ______________________________


(2) The ratification of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending December 31, 1998.
                                                  FOR   AGAINST  ABSTAIN

                                                  ___   _______  _______

(3) The approval of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 30,000,000 to 65,000,000 shares.
                                                   FOR   AGAINST  ABSTAIN

                                                  ____  _______  _______

The ESOP Trustee is hereby authorized to vote my shares as indicated above. I understand that if I sign this form without indicating specific instructions, my shares will be voted as unallocated shares. I understand that my voting instructions will be confidential.


                                                                 _______________
                                                                 Signature

________________                                                 _______________
Date                                                             Print your name

Please date, sign and submit this form to Marine Midland Bank in the enclosed postage paid envelope by April 20, 1998.

TO:        Participants in the Jamaica Savings Bank FSB Employee
              Stock Ownership Plan (the "ESOP")

FROM:      John J. Conroy, for the ESOP Plan Administrator

RE:        Vote Authorization Form

DATE:      March 27, 1998


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Jamaica  Savings Bank FSB (the "Bank")  instituted an Employee  Stock  Ownership
Plan in connection with its conversion from the mutual to the stock form of organization and the formation of its holding company, JSB Financial, Inc. (the "Company").

As you know, shares of Company stock have been allocated to your ESOP account on an annual basis. You have the right to vote these shares in your account concerning the matters that come before the Annual Meeting of Stockholders on May 12, 1998.

Attached you will find a Vote Authorization Form, an Annual Report and a Proxy Statement in connection with the Annual Meeting. The management of the Bank requests that you read this material and complete and sign the Vote Authorization Form. We urge you to forward your response to the Trustee of the ESOP who will be voting the Shares held by the ESOP. All replies should be mailed directly to the Trustee, Marine Midland Bank, Trust & Investment Management Group, 140 Broadway, 11th Floor, New York, N. Y. 10269-0080 by April 20, 1998 using the postage paid envelope provided. Your Vote Authorization Form will be held confidential.

                            JAMAICA SAVINGS BANK FSB
                             INCENTIVE SAVINGS PLAN
                             VOTE AUTHORIZATION FORM

I understand that my proportionate interest in the JSB Stock Fund ("Fund D") of the Jamaica Savings Bank FSB Incentive Savings Plan (the "Plan") is as stated above. I further understand that I have the right to direct Bankers Trust Company, the Trustee of the Plan, to vote my proportionate interest in Fund D.

I have been advised that my voting instructions are solicited on behalf of the Board of Directors of JSB Financial, Inc. (the "Company") for the Annual Meeting of Stockholders on May 12, 1998.

Accordingly, I direct the Trustee, to vote my Plan Shares as follows:


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.


                                                        FOR       VOTE WITHHELD
(1)   The election as Directors of all nominees
      listed (except as marked to the contrary          ___          ___
      below).
       Park T. Adikes
       Richard M. Cummins
       Richard W. Meyer                          INSTRUCTION: To withhold your
       Arnold B. Pritcher                        vote for anyindividual nominee,
                                                 write that nominee's name(s) on
                                                 the line provided below.
                                                 ______________________________


(2) The ratification of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending December 31, 1998.
                                                  FOR   AGAINST  ABSTAIN

                                                  ___   _______  _______

(3) The approval of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 30,000,000 to 65,000,000 shares.
                                                   FOR   AGAINST  ABSTAIN

                                                  ____  _______  _______


Bankers Trust Company, the Trustee of the Jamaica Savings Bank FSB Incentive Savings Plan and Trust, is hereby authorized to vote my proportionate interest in Fund D as indicated above. I understand that my voting instructions will be confidential.

                                                                 _______________
                                                                 Signature

________________                                                 _______________
Date                                                             Print your name


Please date, sign and submit this form to Bankers Trust Co. in the enclosed postage paid envelope by April 20, 1998.

TO:        Participants in Fund D (the "JSB Stock Fund") of the Jamaica Savings

              Bank Incentive Savings Plan

FROM:      John J. Conroy, Administrator of the Plan

RE:        Vote Authorization Form

DATE:      March 27, 1998


--------------------------------------------------------------------------------


As you know, Jamaica Savings Bank FSB (the "Bank") amended the Incentive Savings Plan (the "Plan") to provide for a means by which participants in the Plan could invest funds in the common stock of JSB Financial, Inc., the parent holding company of the Bank. As a participant in the JSB Stock Fund you have the right to vote your proportionate interest.

As the Administrator of the Plan, it is my responsibility to provide to you a Vote Authorization Form for use in directing Bankers Trust Co., the Trustee, in voting your proportionate interest in the JSB Stock Fund in regard to the Annual Meeting of Stockholders which will be held on May 12, 1998.

The management of Jamaica Savings Bank FSB requests that you read the attached Annual Report and Proxy Statement with regard to this meeting and sign the enclosed Vote Authorization Form. This form should be sent to the Trustee, Bankers Trust Company, Post Office Box 2626 Jersey City N. J. 07303-2626,
Attention: Ernest Horvath, 4th Floor, M. S. 3048 JSB in the attached postage paid envelope by April 20, 1998. Your Vote Authorization Form will be kept confidential.